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                                                                     EXHIBIT 99a

                                                                   PRESS RELEASE

        HP AND IMS VIRTUAL TEST DIVISION ANNOUNCE SOFTWARE TOOLS THAT BRIDGE
                         THE GAP BETWEEN MCU DESIGN AND TEST

BEAVERTON, Ore.--(BUSINESS WIRE)--Oct. 28, 1997--

      FAST VERIFICATION OF PATTERNS AND TIMING PRIOR TO FIRST SILICON SHORTENS
                                    TIME TO MARKET

Hewlett-Packard Company (HP) and Integrated Measurements Systems (NASDAQ:
IMSC) Virtual Test Division today announce that IMS' TestDirect(TM) pattern generator and Digital VirtualTester(TM) pattern debugger will support HP's 83000 MCU series microcontroller test systems, helping to speed the test process and shortening time to market.

TestDirect provides test engineers with an automatic tool for generating automated test equipment (ATE) test patterns from a designer's original testbench simulation environment. This process shortens the IC product-development cycle, reducing cost of test and improving time to market.

"IMS' TestDirect, combined with Digital VirtualTester, will provide our customers with a complete pattern-generation and off-line debug solution," said John Scruggs, HP vice president and general manager of HP's Automated Test Group. "This can shorten time to market by helping customers verify that patterns and timing are correct prior to first silicon."

"TestDirect is designed for customers who need a digital test-pattern solution that is fast, direct and accurate, and one that does not require a design-methodology change," said Dave Brinker, general manger of IMS Virtual Test Division. "Because TestDirect automatically generates test patterns from the original simulation environment, it simplifies the IC-test-generation process significantly, saving time and improving quality."

The Digital VirtualTester is the first automated test productivity tool to provide a high-quality, cost-effective way to verify and debug IC test patterns and timing on engineering workstations without having to wait until first silicon and without using valuable ATE time. Harnessing the power of electronic design automation (EDA) simulation and proprietary ATE data, the Digital VirtualTester can save months in time-to-market costs by allowing engineers to perform IC test development prior to silicon fabrication in a fault-free, virtual test environment.

The newest addition to HP's successful semiconductor-test-system family, the HP 83000 MCU series, tests a full range of microcontrollers and embedded controllers. With this third-generation test system, HP brings gigabit technology to low-cost microcontroller testing at less than $2,000 (U.S.) per test channel, meeting the Sematech roadmap for digital-test-system price/performance.

HP's new test-system interface-language architecture shares many concepts with Standard Test Interface Language (STIL). This supports easy bridging between the HP 83000 MCU series and TestDirect's STIL writer. With TestDirect, IMS Virtual Test Division has taken a leadership role in technology by introducing and shipping the first STIL writer in the industry that translates Verilog and VHDL test benches into a STIL-compliant output.

U.S. PRICING AND AVAILABILITY

TestDirect and Digital VirtualTester for the HP 83000 MCU series start at $30,000 and $50,000, respectively, and are expected to be available in the second quarter of 1998.

ABOUT IMS

IMS Virtual Test Division is a worldwide leader in Virtual Test Solutions, providing cost-effective software products and consulting services to reduce the time required to test and verify complex electronic circuits.

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Information about IMS Virtual Test Division and its products can be found on the
World Wide Web at http://www.virtualtest.com.

ABOUT HP

Hewlett-Packard Company is a leading global provider of computing, Internet and intranet solutions, services, communications products and measurement solutions, all of which are recognized for excellence in quality and support. HP has 120,500 employees and had revenue of $38.4 billion in its 1996 fiscal year.
More information on HP's semiconductor test solutions can be found at http://www.hp.com/go/semiconductor.